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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2001

ROSETTA INPHARMATICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-30977	91-1770023
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12040 115th Ave. NE
Kirkland, Washington 98034
(Address of principal executive offices) (Zip code)

(425) 820-8900
(Registrant's telephone number, including area code)

Item 5. Other Events

    (a) On May 14, 2001, Rosetta Inpharmatics, Inc. ("Rosetta") announced that its Annual Meeting of Stockholders, originally scheduled to be held on Wednesday, May 16, 2001, has been postponed as a result of the transaction announced May 11, 2001 in which Rosetta and Merck & Co., Inc. ("Merck") have entered into a definitive agreement under which Merck will acquire Rosetta in a tax-free reorganization.

    (b)  Exhibits.

      99.1    Press Release dated May 14, 2001 titled "Rosetta Inpharmatics Announces Postponement of Annual Meeting"

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROSETTA INPHARMATICS, INC.

Date: May 14, 2001	By:	/s/ GREGORY SESSLER Gregory Sessler Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description	Sequentially Numbered Page

99.1	Press Release dated May 14, 2001 titled "Rosetta Inpharmatics Announces Postponement of Annual Meeting"	5

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Item 5. Other Events
SIGNATURES
INDEX TO EXHIBITS